EXHIBIT 10(b)


               Consent of Ernst & Young LLP, Independent Auditors

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                       [letterhead of Ernst & Young LLP]
                                                                   Exhibit 10(b)


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report for IL Annuity and Insurance Co. Separate Account 1 dated March 16, 2001 and our report for IL Annuity and Insurance Company dated January 31, 2001, in Pre Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-54972) and related Statement of Additional Information of IL Annuity and Insurance Co. Separate Account 1 dated July 9, 2001.

                                                           /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
July 9, 2001